QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2004

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 300 San Diego, California 92128 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 675-9400

Item 5. Other Events and Required FD Disclosure.

        See Item 12. Results of Operations and Financial Condition.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on February 6, 2004.

Item 12. Results of Operations and Financial Condition

        The following information is being filed pursuant to Item 5 and Item 12.

        On February 6, 2004, Price Legacy Corporation, a Maryland corporation, issued a press release announcing a one-time non-cash charge in the amount of approximately $93 million as a result of write-downs in specified non-core assets. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004	PRICE LEGACY CORPORATION
	By:	/s/ Robert M. Siordia

	Name:	Robert M. Siordia
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on February 6, 2004.

QuickLinks

SIGNATURE
EXHIBIT INDEX